AAMES FINANCIAL CORPORATION ELECTION FORM/LETTER OF TRANSMITTAL

Pursuant to the terms of the Agreement and Plan of Merger, dated as of July 21, 2004, by and among Aames Financial Corporation, Aames Investment Corporation, Aames Newco, Inc., and Aames TRS, Inc. ("Merger Agreement"), upon consummation of the reorganization, each share of Aames Financial common stock will be converted into the right to receive consideration payable 50% in the form of shares of Aames Investment common stock and 50% in cash. Aames Financial shareholders are being given the opportunity to elect to receive all of the consideration to be received by them in the reorganization for their shares of Aames Financial common stock in the form of Aames Investment common stock, subject to certain proration rules. For a full discussion of the reorganization and effect of this election, see the proxy statement-prospectus dated October 6, 2004 to which this form pertains.

I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Aames Financial Corporation stock represented by the enclosed certificates, have full authority to surrender these certificate(s), give the instructions in this Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

1 Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of Stockholder	Date	Daytime Telephone #
X
Signature of Stockholder	Date	Daytime Telephone #

2 SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed
above is INCORRECT OR if the
space is BLANK write in the
CORRECT number here.

Under penalties of perjury. I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature: Date:

PLACE AN X IN THE BOX TO MAKE THE ALL-STOCK CONSIDERATION ELECTION

3 I hereby elect to receive 100% of the consideration in the reorganization payable on all my shares of Aames Financial common stock in the form of Aames Investment common stock.

4 AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

Complete this Section only if you cannot locate some or all of your Aames Financial Corporation stock certificate(s). Please print clearly.

Taxpayer ID or Social Security Number

TOTAL SHARES LOST
Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the enclosed Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Aames Financial Corporation, Aames Investment Corporation, Aames Newco, Inc., and Aames TRS, Inc., all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder) on this (date)

(Deponent) (Indemnitore) (Heirs Individually) Month Day Year

Social Security # Date Notary Public

Lost Securities Premium/Service Fee Calculation

If the share value is under $1,000, there is a $100.00 Service Fee only.

1.	Enter the number of shares that are lost: x (Cash Rate) $2.795 = $ Share Value*
*If the share value exceeds $500,000, or if the shareholder is foreign or deceased, do not complete this affidavit, as it will be considered invalid. Complete only the Transmittal form and contact Mellon Investor Services regarding the lost certificate(s).
2.	Please Enter Share Value $ (Share Value) x (3%) or .03 =	$ Surety Premium
Multiply by 3% (.03) for Surety Premium.
3.	Add $100.00 for service fee	$ Service Fee
	Total Amount Due (Add Lines 2 & 3)	$ Total Fee

Please make all checks payable to: Mellon Investor Services, 85 Challenger RD, Ridgefield Park, NJ 07660. Any checks over $250.00 must be in the form of a certified check, cashier's check or money order.

5 Special Transfer Instructions		6 Special Mailing Instructions

If you want your Aames Investment stock, your check for fractional shares, and/or your check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned, or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE STOCK ELECTION/LETTER OF TRANSMITTAL FORM

1 Sign, date and include your daytime telephone number in this Transmittal form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

2 PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

3 If you would like to receive 100% of the consideration payable to you in the form of Aames Investment common stock, please check this box and enclose all of your certificates representing Aames Financial common stock.

4 If you cannot locate some or all of your stock certificates, please follow the instructions provided and complete Box 4, the Affidavit of Lost or Destroyed Certificates section, on the front side of this Transmittal form.

5 If you want your Aames Investment stock, your check for fractional shares, and/or your check for cash to be issued in another name, complete the Special Transfer Instructions in Box 5. Signature(s) in Box 5 must be medallion guaranteed.

6 Fill in Box 6 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone - 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:

1-800-835-8852 (Toll Free)

From outside the U.S.:

1-201-373-5156 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS
By Mail:	By Overnight Courier:	By Hand:
Mellon Investor Services LLC	Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Reorganization Dept.	Attn: Reorganization Dept.	Attn: Reorganization Dept.
P.O. Box 3301	85 Challenger Road	120 Broadway, 13th Floor
South Hackensack, NJ 07606	Mail Drop-Reorg	New York, NY 10271
Ridgefield Park, NJ 07660

Notice of Guaranteed Delivery and All-Stock Election

of

Shares of Common Stock of

Aames Financial Corporation

Pursuant to the Election Form/ Letter of Transmittal

(Not To Be Used For Signature Guarantees)

This form or a facsimile hereof must be used to make the election if:

(a)	certificates for your shares of common stock of Aames Financial Corporation are not immediately available,

(b)	the procedure for book entry transfer cannot be completed on a timely basis; or

(c)	the Election Form/ Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date.

This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Exchange Agent.

The Exchange Agent and Information Agent is:

Mellon Investor Services LLC

By Registered or Certified Mail:	By Hand:	Overnight Delivery
Mellon Investor Services LLC Attn: Reorganization Department Post Office Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Department 120 Broadway 13th Floor New York, NY 10271	Mellon Investor Services LLC Attn: Reorganization Department 85 Challenger Road, Mail Drop-Reorg Ridgefield Park, NJ 07660

By Facsimile Transmission:

(201) 296-4293

Confirm Receipt of Facsimile by Telephone:

(201) 296-4860

Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above does not constitute valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Form of Election is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Form of Election.

Ladies and Gentlemen:

The undersigned hereby elects to receive 100% of the consideration in the reorganization payable on all shares of Aames Financial common stock referenced below in the form of Aames Investment Corporation common stock and hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Election Form/Letter of Transmittal and related instruments, receipt of which is hereby acknowledged, the number of shares of common stock of Aames Financial Corporation specified below pursuant to the guaranteed delivery procedure set forth below.

(Please type or print) Certificate Nos. (if available):
Signature(s)

No. of Shares:

Name(s)	Dated:

Address

If Shares will be delivered by book entry transfer, fill in the applicable account number below:
Area Code(s) and Telephone Number(s)
The Depository Trust Company

DTC Account No.:

Transaction Code No.:

GUARANTEED DELIVERY PROCEDURE

For stockholders whose shares of Aames Financial Corporation common stock are available, in order for an election to be effective, the Exchange Agent must receive a properly completed Election Form/ Letter of Transmittal, accompanied by the common stock certificates (or a proper guarantee of delivery, as described below) prior to or at the special meeting, which will be held on October 26, 2004 at 9:00 a.m. California Time (the “Election Deadline”). The company anticipates that the effective date of the reorganization will occur no earlier than October 26, 2004. Persons whose certificates are not immediately available may make an election by completing this Notice of Guaranteed Delivery and Election or by having it properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States and submitting it to the Exchange Agent by the Election Deadline (subject to the condition that the certificates and Election Form/Letter of Transmittal, the delivery of which is hereby guaranteed, are in fact delivered to the Exchange Agent no later than 9:00 a.m. California Time on the third business day following the Election Deadline).

If the Exchange Agent does not receive a properly completed Election Form/ Letter of Transmittal accompanied by all certificates by the Election Deadline (unless a Guarantee of Delivery and has been properly completed and delivered by the Election Deadline), the stockholder will be deemed to have made no election and will receive consideration payable 50% in cash and 50% in Aames Investment common stock.

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DELIVERY GUARANTEE

(NOT TO BE USED FOR A SIGNATURE GUARANTEE)

THE UNDERSIGNED IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN “ELIGIBLE GUARANTOR INSTITUTION,” AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE INSTITUTION”), GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY INTO THE EXCHANGE AGENT’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED FORM OF ELECTION (OR FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, BY 9:00 A.M. CALIFORNIA TIME, ON OCTOBER 29, 2004.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Form of Election and certificates representing shares to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature:

Name:

(Please Print)

Title:

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Date:

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